EXHIBIT 3

                AMENDMENT NO. 2 TO RIGHTS AGREEMENT


          This Amendment No. 2 to Rights Agreement (the "Amendment No.2 Agreement") is entered into as of July 31, 1997 between PSINET INC., a New York corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation (the "Rights Agent").

                             PREAMBLE

          The Company and the Rights Agent are parties to that certain Rights Agreement dated as of May 8, 1996, as amended by Amendment No. 1 thereto dated July 21, 1997 (the "Rights Agreement"), pursuant to which the Company authorized and declared a dividend of one preferred share purchase right for each outstanding share of the Company's Common Stock entitling the holders thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company in connection with certain corporate transactions.

          The Board of Directors of the Company has deemed it advisable to further amend certain provisions of the Rights Agreement pursuant to
Section 27 of the Rights Agreement.

          Capitalized terms used in this Amendment No. 2 Agreement but not otherwise defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound, hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended (i) by deleting each reference contained therein to the term "20%" and inserting in its place in each case the term "20.50%" and (ii) by inserting at the end thereof the following:

          Notwithstanding the foregoing, in no event shall (i) IXC or any of its controlled Affiliates become an "Acquiring Person" solely by reason of the acquisition by IXC or any such controlled Affiliate of shares of Common Stock pursuant to Section 3.5 of the IRU Agreement or (ii) Ralph J. Swett become an "Acquiring Person" solely by reason of the issuance or exercise of options, if any, granted to Ralph J. Swett in his capacity as a director of the Company; PROVIDED, HOWEVER, that, in the case of either clause (i) or (ii) of this sentence,

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          any subsequent change in any
          such Person's Beneficial Ownership of Common Stock may cause such Person to become an "Acquiring Person."

          2. Section 1(b) of the Rights Agreement is hereby amended by inserting at the end thereof the following:

          ; PROVIDED, HOWEVER, that (A) no Person (other than IXC and its controlled Affiliates) shall be deemed to be an Associate or Affiliate of IXC or any of its controlled Affiliates unless such Person is or shall be deemed to be a member of a "group," within the meaning of Rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, of which IXC or any of its controlled Affiliates is a member for or in furtherance of the purpose of (x) acquiring, holding, voting or disposing of securities of the Company,
          (y) seeking to control the management, Board of Directors or policies of the Company, or (z) effecting or seeking to effect any action, transaction, change or matter referred to in any one or more of clauses (a) through (j) of Item 4 of Securities and Exchange Commission Schedule 13D as in effect on the date of this Agreement, or otherwise is or shall be deemed to be acting in concert with IXC or any of its controlled Affiliates for or in furtherance of any such purpose and (B) neither IXC nor any of its controlled Affiliates shall be deemed to be an Associate or Affiliate of any Person (other than IXC or any of its controlled Affiliates) unless such Person shall be deemed to be a member of a "group," within the meaning of Rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, of which IXC or any of its controlled Affiliates is a member for or in furtherance of the purpose of
          (x) acquiring, holding, voting or disposing of securities of the Company, (y) seeking to control the management, Board of Directors or policies of the Company, or (z) effecting any action, transaction, change or matter referred to in any one or more of clauses (a) through (j) of Item 4 of Securities and Exchange Commission Schedule 13D as in effect on the date of this Agreement, or otherwise is or shall be deemed to be acting in concert with IXC or any of its controlled Affiliates for or in furtherance of any such purpose.

          3.    Section 1(n) of the Rights Agreement is hereby amended
(i) by deleting the reference contained therein to the term "20%" and inserting in its place the term "20.50%" and (ii) by inserting at the end thereof the following:

          ; PROVIDED, HOWEVER, that, (A) notwithstanding clause (v) of this
          Section 1(n), neither IXC nor any of its Affiliates or Associates shall be deemed to be an "Exempt Person" for purposes of this
          Section 1(n) as a result of the acquisition by IXC or any of its Associates or Affiliates of shares of Common Stock
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          directly from
          the Company pursuant to the IRU Agreement and (B) Ralph J. Swett shall not be deemed an Exempt Person by reason of the issuance or exercise of options, if any, granted to him in his capacity as a director of the Company.

          4. Section 23(a)(ii) of the Rights Agreement is hereby amended by deleting the reference contained therein to the term "20%" and inserting in its place the term "20.50%."

          5. Section 27 of the Rights Agreement is hereby amended by inserting at the end of the first sentence thereof the following:

          ; PROVIDED, HOWEVER, that the Company may not, without the prior written consent of IXC, effect any such supplement or amendment that materially adversely affects the interests of IXC and/or any of its controlled Affiliates, it being understood and agreed that the foregoing shall not alter, diminish, modify or impair the right of the Company to supplement or amend any provision of this Agreement pursuant to this Section 27 insofar as it may relate to the approval by the Board of Directors of any transaction with and/or any matter involving a Person other than IXC and/or its controlled Affiliates regardless of whether such transaction or matter could result in a Transaction, Permitted Offer, change of ownership or control of any of the Company's businesses or operations or any of its controlled Affiliates, change in the composition of the Board of Directors, change of relative Beneficial Ownership of Common Stock of the Company then outstanding, or other similar fundamental corporate change involving the Company and/or any of its controlled Affiliates.

          6. Except as herein specifically amended, the terms of the Rights Agreement shall remain unmodified, and the Rights Agreement, as amended by this Amendment No. 2 Agreement, shall remain in full force and effect.

          7. This Amendment No. 2 Agreement shall be deemed effective of the date hereof; provided, however, that if the IRU Agreement (as defined in Section 1 hereof) is terminated or abandoned, this Amendment No. 2 Agreement shall be of no further force or effect.

          8. This Amendment No. 2 Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
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          9.    This Amendment No. 2 Agreement may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.




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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 2 Agreement to be duly executed and attested, all as of the day and year first above written.


                                 PSINET INC.


                                 By:     /S/ WILLIAM L. SCHRADER
                                 Name:  William L. Schrader
                                 Title: Chairman, President and
                                          Chief Executive Officer



Attest:


By:    /S/ DAVID N. KUNKEL
Name:  David N. Kunkel
Title: Senior Vice President,
         Secretary and General
         Counsel


                                 FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                 By:    /S/ JAMES R. KUZMICH
                                 Name:  James R. Kuzmich
                                 Title: Assistant Vice President



Attest:


By:    /S/ ARTHUR RETOLATTO
Name:   ARTHUR RETOLATTO
Title:     VICE PRESIDENT